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                                                                      EXHIBIT 23

                        CONSENT OF MORRIS, DAVIS & CHAN,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87736) of Johnson & Johnson pertaining to the ALZA Corporation Tax Deferral Investment Plan of our report dated May 5, 2005 with respect to the financial statements and schedules of the ALZA Corporation Tax Deferral Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Morris, Davis & Chan

May 5, 2005
Oakland, California